UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2010 (December 10, 2010)

Realogy Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Campus Drive

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

The terms “Realogy Corporation,” “Realogy,” “we,” “us,” “our,” “our company” and the “Company” refer to Realogy Corporation and its consolidated subsidiaries.

In connection with Realogy’s previously announced exchange offers and consent solicitations (the “Exchange Offers”) with respect to its outstanding 10.50% Senior Notes due 2014, 11.00%/11.75% Senior Toggle Notes due 2014 and 12.375% Senior Subordinated Notes due 2015 (collectively, the “Existing Notes”), Realogy has made certain amendments to the Exchange Offers set forth in a supplement (the “Supplement), dated December 10, 2010, to the confidential offering memorandum dated November 30, 2010, as supplemented on December 6, 2010.

Extension of Consent Time

The consent deadline for the Exchange Offers has been amended from 5:00 p.m. on December 13, 2010, to 5:00 p.m. on December 14, 2010 (the “New Consent Time”).

Amendment to the Convertible Notes Limit

The maximum aggregate principal amount of Existing Notes that may be tendered for Convertible Notes (as defined below) (the “Convertible Notes Limit”) in the Exchange Offers has been amended to be $2.3 billion, from $2.2 billion as previously disclosed.

Amendments to the Convertible Notes

The Supplement amends the terms of the Company’s 11.00% Series A Convertible Senior Subordinated Notes due 2018, 11.00% Series B Convertible Senior Subordinated Notes due 2018 and 11.00% Series C Convertible Senior Subordinated Notes due 2018 (collectively, the “Convertible Notes”) offered as consideration in the Exchange Offers to provide for an adjustment to the conversion rates of the Convertible Notes in the event of an equity issuance, subject to certain exceptions, by Domus Holdings Corp., a Delaware corporation and the indirect parent of the Company (“Holdings”), conducted without consideration or conducted for consideration per share less than the fair market value of such equity at the time of pricing in connection with the issuance.

New Securityholders Agreement

In addition, the Supplement provides that each eligible holder, together with its affiliates or, funds or accounts managed by it, that collectively tenders all of its Existing Notes in the Exchange Offers at or prior to the New Consent Time, and elects to receive Convertible Notes in respect to Existing Notes with an aggregate principal amount of greater than $40 million, will have the opportunity, at the option of such holder, to become a party to a new securityholders agreement (the “New Securityholders Agreement”) to be entered into among Realogy, Holdings, certain entities affiliated with, or managed by, Apollo Management VI, L.P. (together with its affiliates, “Apollo”) and the other eligible holders party thereto (each such eligible holder, a “Holder”).

Preemptive Rights

Prior to a Qualified Public Offering (as will be defined in the New Securityholders Agreement), each Holder will have preemptive rights with respect to certain offerings by Holdings or Realogy of equity. Each Holder’s preemptive rights shall not apply to the Convertible Notes issued on the settlement date of the Exchange Offers (the “Settlement Date”) or to the shares of Class A Common Stock of Holdings, par value $0.01 per share (“Class A Common Stock”), issued upon conversion thereof. If Holdings or Realogy proposes to issue or sell any equity securities, or securities convertible into, issuable upon exercise of or exchangeable for any such equity securities (subject to certain customary exceptions), then each Holder will have the right to participate in any such issuance based on its pro rata equity ownership on a fully diluted basis.

Tag-Along Rights

If at any time, prior to the consummation of a Qualified Public Offering, certain Apollo entities propose to sell or transfer 5% or more of the outstanding shares of common stock of Holdings on a fully diluted basis to any non affiliated third party, then each Holder will have the right, subject to certain conditions, to participate in such transfer on a pro rata basis.

Assignment

None of the rights granted to Holders under the New Securityholders Agreement may be assigned to any other party; provided that a Holder may assign its rights under the New Securityholders Agreement to an affiliate of such Holder if the Holder provides (i) documentation reasonably acceptable to Realogy certifying such affiliate’s status as a “qualified institutional buyer” or an accredited “institutional investor” as such terms are defined under the Securities Act of 1933 and/or (ii) such other documentation or certifications as may be reasonably requested by Realogy.

Amendment

The New Securityholders Agreement may be amended in writing by Holdings, Realogy and Apollo; provided that, the New Securityholders Agreement may not be modified in a manner that is materially adverse to any Holder without the approval of such Holder.

Termination

The New Securityholders Agreement will terminate upon the first to occur of (i) Holdings’ dissolution, liquidation or winding-up, (ii) the consummation of a Qualified Public Offering, (iii) with respect to each Holder, when such Holder ceases to own Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) representing at least $15 million aggregate principal amount of the Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) acquired by such Holder on the Settlement Date and (iv) with respect to Apollo, when Apollo ceases to own shares of Common Stock or Convertible Notes.

Amendments to the Investor Securityholders Agreement

The Supplement provides that the securityholders agreement among Realogy, Holdings, Apollo and Paulson & Co. Inc., on behalf of the several investment funds and accounts managed by it (“Paulson”) (the “Paulson Securityholders Agreement”) and the Securityholders agreement among Realogy, Holdings, Apollo and Avenue Capital Management II, L.P. (“Avenue”) (the “Avenue Securityholders Agreement”) will be amended prior to the consummation of the Exchange Offers and such amendments will become effective upon consummation of the Exchange Offers.

The Paulson Securityholders Agreement will be amended to provide that it will terminate upon the first to occur of (i) Holdings’ dissolution, liquidation or winding-up; (ii) with respect to each Apollo Holder, when such Apollo Holder ceases to own shares of Common Stock or Convertible Notes; and (iii) with respect to Paulson, when Paulson ceases to own shares of Common Stock (assuming conversion of all of its then outstanding Convertible Notes) representing of at least 5% of the outstanding shares of Common Stock on a fully diluted basis; provided that, Paulson’s preemptive rights with respect to certain offerings by Holdings or Realogy of equity and its tag-along rights shall survive any such termination (so long as a Qualified Public Offering shall not have been consummated) until such time that Paulson ceases to own Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) representing at least $15 million aggregate principal amount of the Convertible Notes acquired by Paulson on the Settlement Date.

The Avenue Securityholders Agreement will be amended to provide that it will terminate upon the first to occur of (i) Holdings’ dissolution, liquidation or winding-up; (ii) with respect to each Apollo Holder, when such Apollo Holder ceases to own any shares of Common Stock or Convertible Notes; and (iii) with respect to Avenue, when Avenue ceases to own Convertible Notes issued on the Settlement Date and the Class A Common Stock issuable upon conversion of the Convertible Notes (the “Registrable Securities”) (assuming all of the then outstanding Convertible Notes held by Avenue have been converted into shares of Class A Common Stock) representing at least 30% of the Registrable Securities (assuming all of the then outstanding Convertible Notes held by Avenue have been converted into shares of Class A Common Stock ) acquired by Avenue on the Settlement Date; provided that Avenue’s preemptive rights with respect to certain offerings by Holdings or Realogy of equity and its tag-along rights shall survive any such termination (so long as a Qualified Public Offering shall not have been consummated) until such time that Avenue ceases to own Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) representing at least $15 million aggregate principal amount of the Convertible Notes acquired by Avenue on the Settlement Date.

Amendments to the terms of the Extended Maturity Notes

Optional Redemption

New Senior Notes

On or after April 15, 2013, Realogy may redeem the 11.50% Senior Notes due 2017 (the “New 11.50% Senior Cash Notes”) and the 12.00% Senior Notes due 2017 (the “New 12.00% Senior Cash Notes” and, together with the New 11.50% Senior Cash Notes, the “New Senior Notes”) at its option at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date, if redeemed during the 12-month period commencing on April 15 of the years set forth in the applicable table below:

New 11.50% Senior Cash Notes

Period	Redemption Price
2013	105.750%
2014	102.875%
2015 and thereafter	100.000%

New 12.00% Senior Cash Notes

Period	Redemption Price
2013	106.000%
2014	103.000%
2015 and thereafter	100.000%

In addition, prior to April 15, 2013, Realogy may redeem such New Senior Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such New Senior Notes redeemed plus a “Make-Whole” premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date.

At any time and from time to time on or prior to April 15, 2013, the Issuer may redeem in the aggregate up to 100% of the original aggregate principal amount of the New 11.50% Senior Cash Notes with the net cash proceeds of one or more equity offerings at a redemption price of 111.500% plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

At any time and from time to time on or prior to April 15, 2013, the Issuer may redeem in the aggregate up to 100% of the original aggregate principal amount of the New 12.00% Senior Cash Notes with the net cash proceeds of one or more equity offerings at a redemption price of 112.000% plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

New Senior Subordinated Notes

On or after April 15, 2013, Realogy may redeem the 13.375% Senior Subordinated Notes due 2018 (the “New Senior Subordinated Notes”) at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date, if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Period	Redemption Price
2013	106.688%
2014	104.458%
2015 and thereafter	100.000%

In addition, prior to April 15, 2013, Realogy may redeem the New Senior Subordinated Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Senior Subordinated Notes redeemed plus a “Make-Whole” premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date.

At any time and from time to time on or prior to April 15, 2013, the Issuer may redeem in the aggregate up to 100% of the original aggregate principal amount of the New Senior Subordinated Notes with the net cash proceeds of one or more equity offerings at a redemption price of 113.375% plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Corporation

By:	/S/ ANTHONY E. HULL
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 10, 2010